MARKETING CONSULTING AGREEMENT

AGREEMENT made this 27th day of April, 2022 by and between Frontera Group Inc. (“Company”)

having its principal place of business at 140-75 Ash Avenue Suite 2C Flushing, NY 11355 and Stephen

Steen (“Consultant”) having its principal place of business at 976 Egret Ct Westerville, OH 43082 and collectively as the “Parties”.

WHEREAS,   the   Company   desires   to   engage   Consultant   to   assist   the   Company   developing   and

implementing a  strategic marketing program.   Consultant will act as an independent contractor and not as an employee.

WHEREAS, Consultant desires to consult with the Company and is willing to accept such engagement on the  terms  set  forth  in  this  Agreement.  Now  therefore  in  consideration  of  the  foregoing  recitals  and  the mutual covenants and obligations contained in this Agreement, including the payment of good and valuable consideration contained herein, the parties agree as follows:

1. Term. The respective duties and obligations of the contracting parties shall commence on the date hereof for a period of six (6) months.

2.  Services.  Consultant  shall  be  available  to  consult  with  the  Company  at  upon  reasonable  notice  and  at agreed upon times.  Services shall include:

a.    Developing investor focused marketing plan for social media

b.    Develop and post on average 1-2 social media posts/material/content a week; determined by company news cycle and needs. This may be more or less week to week.

c.    Provide guidance and direction for improvements to press releases and company investor related marketing material

The Consultant shall devote as much time to the performance of the Services as is reasonably necessary in

Consultant's  sole  discretion.   The  Company  recognizes  that  the  Consultant  has  and  will  continue  to  have

other   clients   and   agrees   that   this   engagement   is   non-exclusive.   The   Company   acknowledges   that

Consultant’s  services  are  offered  on  a  good  faith  basis,  and  Consultant  has  not  and  cannot  provide  a

guarantee  of  results.   The  Company  shall  provide  all  due  diligence  information  requested  and  execute providing access and material needed for Consultant to provide agreed Services.

3.   Confidentiality.   Unless  otherwise  agreed,  the  Parties  hereby  agree  to  keep  completely  confidential between themselves and Third Parties to whom they are introduced, all information, names and other details which they are provided by the other Party as a result of this Agreement. The Company and/or Consultant has or will have access to and may obtain specialized knowledge, trade secrets and confidential information

(but not necessarily "insider" information) about the Company's and/or Consultant's operations.  Therefore,

Company and Consultant agree not to disclose Confidential Information.  The Consultant shall not disclose any non-public, confidential or proprietary information.

4.   Liability.  With  regard  to  the  services  to  be  performed  by  the  Consultant  pursuant  to  the  terms  of  this agreement,  the  Consultant  shall  not  be  liable  to  the  Company,  or  to  anyone  who  may  claim  any  right  due to any relationship with the Company, for any acts or omissions in the performance of services on the part of  the  Consultant  or  on  the  part  of  the  agents  or  employees  of  the  Consultant,  except  when  said  acts  or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the

Consultant   free   and   harmless   from   any   obligations,   costs,   claims,   judgments,   attorneys'   fees,   and

attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this  agreement  or  in  any  way  connected  with  the  rendering  of  services,  except  when  the  same  shall  arise

due  to  the  willful  misconduct  or  gross  negligence  of  the  Consultant.   The  obligations  of  the  Consultant

described  in  this  Agreement  consist  solely  of  the furnishing of  information and advice to the Company in the form of  suggestions  and services.  In no event  shall  Consultant  be required to act  in behalf  of,  or  as  an agent  for,  or  represent  or  make  management  decisions  for  the  Company,  nor  shall  Consultant  do  so.  All final  decisions  with  respect  to  acts  and  omissions  of  the  Company  or  any  affiliates  and  subsidiaries,  shall be  solely  those  of  the  Company  or  such  affiliates  and  subsidiaries,  and  Consultant  shall  under  no circumstances  be  liable  for  any  direct  or  indirect  expense  incurred,  or  loss  suffered,  by  the  Company,  its shareholders,  or  any  other  entity  or  party  as  a  consequence  of  such  acts  or  omissions,  and  Company  shall so indemnify Consultant from any and all such expense and liability.

5. Indemnity by the Company. The Company shall protect, defend, indemnify and hold Consultant harmless from  and  against  an  losses,  liabilities,  damages,  judgments,  claims,  counterclaims,  demands,  actions,

proceedings, cost and expenses (including reasonable attorneys' fees) of every kind and character resulting from,  relating  to  or  arising  out  of  (a)  the  suggestions  and  advice  provided  by  Consultant  pursuant  to  this

Agreement,  (b)  the  inaccuracy,  non-fulfillment  or  breach  of  any  representation  warranty,  covenant  or agreement  made  by  the  Company;  or  (c)  any  legal  action,  including  any  counterclaim,  representation,

warranty,  covenant  or  agreement  made  by  the  Company  or  any  third  party;  (d)  negligent  or  willful misconduct,  occurring  during  the  term  hereof,  or  thereafter,  with  respect  to  any  decisions  made  by  the

Company; or (e) any action by third parties.

6.    Compensation.  The  Company  acknowledges  the  Consultant  has  provided  consulting  services  to

Company prior to the date of this Agreement for which Consultant has not been compensated. Consultant shall be issued upon demand by Consultant 1,200,000 shares of restricted common stock before the start of work  (ownership  never  to  exceed  4.9%  of  Company).  Consultant  or  designee  and  such  shares  shall  have

"piggy back" registration rights in any future registration by Company and will be issued at Par .00001.

7.   Arbitration.  Any  controversy  or  claim  arising  out  of  or  relating  to  this  contract,  or  the  breach  thereof,

shall  be  settled  by  arbitration  in  accordance  of  the  rules  of  the  American  Arbitration  Association,  and judgment  upon  the  award  rendered  by  the  arbitrator(s)  shall  be  entered  in  any  court  having  jurisdiction thereof.  For  that  purpose,  the  parties  hereto  consent  to  the  jurisdiction  and  venue  of  an  appropriate  court

located  in  Columbus,  OH.   In  the  event  that  litigation  results  from  or  arises  out  of  this  Agreement  or  the performance  thereof,  the  parties  agree  to  reimburse  the  prevailing  party's  reasonable  attorney's  fees,  court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which  the  prevailing  party  may  be  entitled.  In  such  event,  no  action  shall  be  entertained  by  said  court  or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 27th day of April, 2022.

____________________

Stephen Steen

____________________

Andrew De Luna

Frontera Group Inc